Exhibit 10.15

GENERAL AUTHORIZATION

Steven Michael Plumb, Noah Isidore Davis

Business Owner(s)/Principal(s):

Brown Book Shop, Inc. DBA Brown Technical Book Shop / Brown Book Shop

Legal Name of Business / DBA:

As identified above: I/ we (Business Owner(s)/Principal(s)) hereby authorize the release of any and all information pertaining to my/our business (Legal Name of Business / DBA), as requested by Business Financial Services, Inc. DBA BFS Capital or any of their affiliates, agents, assigns, representatives, in connection with my/our application.

This General Authorization also serves as instruction to any person to release the requested information, including but not limited to: deposit accounts, merchant accounts, payment cards processing accounts, credit references/verifications, payment history, balance, status, etc.

The undersigned hereby consent(s) to Business Financial Services, Inc. DBA BFS Capital to obtain and use non-business consumer credit reports on the undersigned in order to further evaluate the undersigned as principal(s), member(s), partner(s), proprietor(s) and/or guarantor(s) and to obtain and use business information from, but not limited to, credit report bureaus, Dun & Bradstreet or its equivalent, public records, UCC or PPSA Holders, banks, financial institutions, landlords, vendors, suppliers, etc.

I/we attest that the information submitted in the application is correct to the best of my/our knowledge and has been submitted voluntarily.

A photocopy or facsimile of this authorization shall be deemed to be the equivalent of an original.

You consent that your electronic signature on agreements and documents has the same legal and moral effect as if you signed such agreements and documents in ink, and will be deemed valid, authentic, enforceable and binding.

/s/ Steven Michael Plumb	Steven Michael Plumb
Owner/Principal Signature	Owner/Principal Name Printed

Dated this 14th day of June, 2016

/s/ Noah Isidore Davis	Noah Isidore Davis
Owner/Principal Signature	Owner/Principal Name Printed

Dated this 14th day of June, 2016

Brown Book Shop, Inc. DBA Brown Technical Book Shop / Brown Book Shop

Business Name

1517 San Jacinto Street, Houston, TX 77002

Physical Address

713-652-3937

Business Phone

BFS General Authorization Rev. 01142016

Higher Cost Loan

This loan is a higher cost loan than loans which may be available through other sources. Before signing you should fully consider all costs and fees associated with this loan.

Please note:

By signing this Promissory Note you will be accepting certain legal and financial obligations and waiving certain legal rights. You are, therefore, advised to consult with an attorney, and such other professional advisors as you deem appropriate, regarding the legal, financial and tax consequences of entering into the transaction contemplated by this Secured Promissory Note prior to executing any document in connection therewith.

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For value received, the Company hereby promises unconditionally to pay to the order of BofI Federal Bank, or its successors or assigns (“Holder”), in United States dollars (“Dollars” or “$”) and in immediately available funds, the Repayment Amount set forth in the heading of this document, in full, as of the Maturity Date. The Repayment Amount shall be payable in the manner described below.

The Loan (defined below) contemplated by this Secured Promissory Note (the “Agreement”) is being made for business purposes only. It is not being made for consumer, personal, family or household purposes. Company agrees, represents and warrants that it has requested the Loan for business purposes only, will not and shall not be used, directly or indirectly, for consumer, personal, family or household purposes and will not be used to fund dividends or distributions to its shareholders, partners, members or other owners of an equity interest in the Company.

A statement of the rights and obligations of Holder and Company, and the conditions, to which this Agreement is subject, follows:

1. DEFINITIONS. For the purposes of this Agreement, the following capitalized terms shall have the meaning ascribed to them below:

(i) “ACH” means Automated Clearing House; (ii) “Additional Expenses” means any costs or expenses of Holder that are designated as Additional Expenses under this Agreement; (iii) “Affiliate(s)” means, with respect to any given Person other than a partnership or limited liability company, any other Person directly or indirectly controlling, controlled by or under common control with such Person and with respect to a partnership, the partners of such partnership and with respect to a limited liability company, the members and managers of such limited liability company; (iv) “Bankruptcy Code” means the Bankruptcy Code of the United States, currently codified as Title 11, United States Code, as amended; (v) “Business Account” means the bank account identified as the Business Account in the heading of this Agreement; (vi) “Business Day” means any day that is not a Saturday, Sunday or a legal holiday in the State of California on which banking institutions in California are authorized or obligated by law or executive order to close; (vii) “Collateral” shall consist of all of the tangible and/or intangible personal property of the Company wherever located, whether now owned and hereafter acquired including, without limitation: (A) accounts, including, without limitation, Payment Card Receivables, whether now existing or created in the future; (B) chattel paper; (C) inventory; (D) equipment; (E) instruments, including, without limitation, promissory notes; (F) investment property; (G) documents; (H) deposit accounts; (I) letter of credit rights; (J) general intangibles; (K) supporting obligations; (L) proceeds and products of the foregoing; and (M) commercial tort claims; (viii) “Factor Rate” The payment multiplier is the total repayment amount divided by the Principal Amount; (ix) “Issue Date” means the earliest date on which the initial Holder remits the Principal Amount, or any portion thereof, to, or applies the Principal Amount or any portion thereof for the benefit or on behalf of, the Company; (x) “Lien” means any mortgage, pledge, lien, assignment, security interest or other charge or encumbrance, or any agreement to create a lien; (xi) “Maturity Date” means the date that is exactly fifteen (15) consecutive full calendar months after the Issue Date, provided, however, that if that date is not a Business Day then the Maturity Date shall be the Business Day immediately preceding the date that is exactly fifteen (15) consecutive full calendar months after the Issue Date; (xii) “Payment Card Receivables” means accounts receivable owed to the Company that are generated from debit, credit and charge cards accepted by Company for payment for goods and/or services; (xiii) “Payment Date” depending on the indicated Payment frequency, means either: a) Daily: the Business Day immediately following the Issue Date and each Business Day thereafter up to and including the Maturity Date or b) Weekly: the Tuesday immediately following the Issue Date and each Tuesday thereafter up to and including the Maturity Date, provided, however, that if any such Tuesday is not a Business Day then the Payment Date shall be the Business Day immediately preceding such Tuesday; (xiv) “Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint stock company, trust or other entity or organization; (xv) “Principal Amount” means the disbursement amount is the loan amount;

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(xvi) “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the sale, exchange, assignment or other disposition of Collateral; (xvii) “Repayment Amount” means the total repayment amount includes the Principal Amount, interest and fees; (xviii) "Secured Obligations" means (A) Company's obligations under this Agreement; (B) all of Company's present and future obligations to Holder; (C) the repayment of (1) any amounts that Holder may advance or spend for the maintenance or preservation of the Collateral and (2) any other expenditures that Holder may make under the provisions of this Agreement for the benefit of Company; (D) all amounts owed by Company under any modification, renewals or extensions of any of the foregoing obligations; (E) all other amounts now or in the future owed by Company to Holder; and (F) any of the foregoing that arises after the filing of a petition by or against Company under the Bankruptcy Code, even if such obligation does not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise; (xix) “Security Interest” means the security interest in the Collateral granted hereunder securing the Secured Obligations; and (xx) “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of California; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, “UCC” means the Uniform Commercial Code as in effect is such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection; any term used in the UCC and not defined in this Agreement has the meaning given to the term in the UCC.

2.       LOAN; EFFECTIVE DATE; TERM. Holder agrees to make a term loan of the Principal Amount set forth in the heading of this Agreement (the “Loan”) to Company subject to the terms and conditions and based upon the representations and warranties contained in this Agreement. The term of this Agreement (the “Term”) shall commence on the date that Holder accepts this Agreement as conclusively evidenced by the date of Holder’s signature below. The foregoing notwithstanding, Holder may postpone, without penalty, the disbursement of any or all of the Principal Amount to the Company until all security interests have been perfected, it has received all required personal guarantees and any other documentation required by Holder, and all conditions precedent to the disbursement of Principal Amount have been satisfied as determined by Holder in its sole discretion.

3.       OBLIGATION TO REPAY LOAN.

(a) On each Payment Date Company shall pay to Holder via ACH debit to the Business Account initiated by Holder, the Payment until the entire Repayment Amount has been paid. All amounts due under this Agreement and not previously paid shall be payable on the Maturity Date. In the event of a shortfall in any such payment Company shall make payment in good funds at the office of Holder.

(b) Upon the occurrence, and during the continuation, of an Event of Default, the interest rate on the Loan shall be increased by five (5) percentage points and the Payment shall be increased to assure timely payment of any increased interest and/or fees, as determined by Holder in its sole discretion Holder shall provide Company of notice of such determination and the revised Payment Amounts, but Holder’s failure to provide such notice shall not reduce Company’s liability therefor or excuse non-payment thereof. By way of example, and not by way of limitation, if the interest rate on the Loan is 19.00% per annum, then the annualized interest rate on the Loan shall instead be 24.00% per annum upon the occurrence of and during the continuation of an Event of Default.

4.       OBLIGATION TO PAY TRANSACTION AND PROCESSING FEES. In addition to any other fees described in the Agreement, Company agrees to pay the following fees:

(i)       Origination Fee: A one-time non-refundable Origination Fee in the amount set forth in the heading of this Agreement, which fee shall be immediately deducted from the proceeds of the Principal Amount and retained by Holder;

(ii)       Returned Payment Fee: A Returned Payment Fee in the amount of the lesser of $15.00 or the maximum amount permitted by law if any of Company’s payments, including ACH debits initiated by Holder, is returned unpaid or dishonored for any reason; and

(iii)       Late Fee: A Late Fee in the amount of 4% of any Payment Amount not received by Holder on the scheduled due date thereof as provided in this Agreement.

5. PAYMENTS

(a)       The obligations created under this Agreement shall be repaid by the Company in U.S. Dollars and shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim. Payment shall be made either as specified in Section 3(a) or by wire transfer, cash, ACH payment or debit, cashier’s check or money order to the address designated by Holder.

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(b)       Company shall not make any partial payment marked, whether on the instrument itself or by a separate, accompanying or attached writing, with restrictive language such as “payment in full”, “without recourse” or similar language which purports to limit Company’s obligation to Holder. If Company makes such a payment, the payment shall be deemed a partial payment or a “payment on account,” and the purported limitation shall be deemed not to have been accepted by Holder and null and void for all purposes as if never included.

(c)       Holder reserves the right to apply all payments made by the Company to Company’s outstanding Secured Obligations in any order and in any manner, in Holder’s sole discretion.

(d)       Company may prepay the Repayment Amount in full before the Maturity Date, but any prepayment will not reduce the total Repayment Amount owed.

6. REPRESENTATIONS & WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holder that:

(a)       (i) If Company is a Corporation, limited liability company, limited partnership or general partnership, then it is validly existing and in good standing under the laws of its state of organization; it has all requisite power and authority to own, lease, pledge and operate its properties and assets and to carry on its business as presently conducted; it has all requisite power and authority to execute and deliver this Agreement and to perform all of its obligations and undertakings, and to carry out the transactions contemplated, under this Agreement; and the execution and delivery of, and the performance of all obligations of Company under this Agreement have been duly and validly authorized by all necessary action; (ii) If Company is a Sole Proprietorship, then the natural person who is the sole proprietor has all requisite power and authority to own, lease, pledge and operate its properties and assets and to carry on its business as presently conducted; and has the full and unrestricted legal capacity to execute and deliver this Agreement and to perform all of his or her obligations and undertakings, and to carry out the transactions contemplated, under this Agreement.

(b)       Company’s principal place of business, and the place where it keeps its records concerning its accounts, contract rights and other properties, is the Principal Place of Business as set forth in the heading of this Agreement;

(c)       the exact legal name of Company is as set forth in the heading of this Agreement;

(d)       The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder, and compliance with the provisions of this Agreement, does not and will not (A) violate the certificate of incorporation, limited liability company certificate, limited liability company agreement, partnership agreement, bylaws or other organizational document of Company, (B) conflict with, or result in any violation, of any applicable law, rule, regulation, judgment, injunction, order or decree, or (C) conflict with, constitute a default, or entitle any person or entity to receipt of notice or to a right of consent, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit, or to any increased, additional, accelerated or guaranteed rights or entitlement of any person or entity, or result in the creation of any claim on the properties or assets of Company, under any provision of any agreement or other instrument binding upon Company;

(e)       Company is solvent, is generally able to pay its debts as they come due, and has not incurred debts beyond its ability to pay those debts;

(f)       There is no action, suit, claim, investigation or legal or administrative or arbitration proceeding pending or currently threatened whether at law or in equity or before any federal, state, local, foreign or other court, governmental department, commission, board, bureau, agency or instrumentality (collectively, “Governmental Authorities”) against Company.

(g)       All organization papers and all amendments thereto of Company have been duly filed and are in proper order and any capital stock, membership interests, or partnership interests issued by Company and outstanding were and are properly issued and all books and records of Company are accurate and up to date and will be so maintained;

(h)       Company (A) is subject to no pending or threatened litigation, claim, judgment, award, decreed, order, governmental rule or regulation or contractual restriction that could have a material adverse effect on its financial condition, business or prospects, and (B) is in compliance with its organization documents and by-laws, all contractual requirements by which it may be bound and all applicable laws, rules and regulations other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect its financial condition, business or prospects or the value of the Collateral;

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(i)       Company is in compliance with all statutes, rules, regulations, orders or restrictions of all applicable Governmental Authorities; all federal, state, local and foreign tax returns and tax reports, and all taxes due and payable arising there from required to by filed by Company have been or will be filed and paid, on a timely basis (including any extensions); all such returns and reports are and will be true, correct and complete; Company has disclosed to Holder in writing all of its material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice; Company's accounts receivable are generated in the ordinary course of the conduct of commerce or business;

(j)       No Person other than Company has any interest in or claim against the Collateral; and

(k)       Company is not the owner of any commercial tort claims as of the date of execution of this Agreement, and to the extent it becomes owner of any commercial tort claims subsequent to the date of this Agreement, it will assign same to Holder as Collateral and cooperate with Holder and take such actions and execute and deliver such documents as Holder shall reasonably request, in perfecting such security interest.

7. COVENANTS OF THE COMPANY.

(a)       Insurance. Company shall maintain adequate insurance providing coverage consistent with that ordinarily maintained by similarly situated businesses and provide evidence of such insurance to Holder upon reasonable request and shall maintain such insurance as Holder may require with respect to the Collateral, in form, amount and coverage acceptable to Holder, naming Holder as loss payee.

(b)       Use of Proceeds. The Loan contemplated by this Agreement is being made for business purposes only. As material inducement to Holder to make the Loan, Company covenants and agrees that neither the Principal Amount nor any portion thereof will be used for consumer, personal, family or household purposes. Company agrees that it has requested the Loan for business purposes only, and not for consumer, personal, family or household purposes. Company’s representation and commitment that it is not using the Principal Amount for consumer, personal, family or household purposes means that neither it nor its principals will be entitled to the benefits of certain important duties imposed upon entities making loans for consumer, family, household or personal purposes, and/or to the benefits of certain important rights conferred upon consumers, pursuant to federal or state law. Company agrees that a breach by Company of the provisions of this section will not affect Holder’s right to (i) enforce Company’s promise to pay for all amounts owed under this Agreement, regardless of the purpose for which the Loan is in fact obtained or (ii) use any remedy legally available to tender, even if that remedy would not have been available had the Loan been made for consumer purposes. The Principal Amount shall be used solely for one or more of the following business purposes: (i) to buy merchandise, inventory or related goods that Company will rent or sell its customers; (ii) to buy equipment, inventory or other goods for use in Company’s business; (iii) for training or other services needed in Company’s business; or (iv) to make improvements to the Company’s place of business. Company may not use any part of the Principal to make any distribution to or to pay any dividend to any shareholder, member, partner or owner of the Company. Holder shall be under no obligation to verify the proper application or use of the proceeds of the Loan.

(c)       Preservation of Collateral. All Collateral (or records of Collateral that is composed of accounts, chattel paper or general intangibles) shall be located at Company’s Principal Place of Business. Company shall not sell, offer to sell, transfer or otherwise dispose of any Collateral, except for inventory sold and accounts collected in the ordinary course of Company’s business. Company shall not sell, offer to sell, transfer or otherwise dispose of any collateral for less than the fair market value of such Collateral. Company shall keep and maintain the Collateral in good order, repair and condition. Company shall immediately notify Holder in the event that any Collateral is lost, stolen or damaged.

(d)       Change in Organization and Operation. The Company shall not, without the prior written consent of Holder: (i) incur any indebtedness (other than trade payables incurred in the ordinary course of business), (ii) incur any obligation or liability (contingent or otherwise) in an amount, in the aggregate, in excess of Twenty Five Thousand Dollars ($25,000.00), (iii) grant, or permit to be created any Lien other than the Security Interest, (iv) merge or consolidate with another entity, which merger or consolidation results in less than 50% of the outstanding voting securities of the resulting entity being owned by the then existing holders of securities of the Company, (v) transfer, assign, license, sell, lease or otherwise dispose of all or substantially all of its assets to a Person that is not a wholly-owned subsidiary of the Company; provided, that the Company shall cause any such subsidiary to comply with the provisions of this Section 7(d), (vi) close the Business Account (the Company shall promptly deposit all revenues received in the ordinary course of business in the Business Account) or (vii) open or maintain any checking account other than the Business Account.

(e)       Taxes, Levies and Assessments. Company shall file all federal, state and local tax returns when due, shall pay all taxes, levies and assessments when due, and shall provide Holder with evidence of such filing and payment upon Holder’s request.

(f)       Further Liens Prohibited. Company shall not permit any liens to be imposed upon the Collateral. Company shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, Security Interest, encumbrance or charge, other than the Security Interest. If a non-permitted lien is imposed upon any Collateral without Company’s consent, then Company shall discharge such lien within 5 Business Days of its imposition.

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(g)       Holder’s Right of Inspection. Company shall permit Holder and Holder’s designated representatives to examine and photograph the Collateral and the interior and exterior of Company’s place of business, during normal business hours.

(h)       Company to Hold Holder Harmless. Company shall indemnify and hold Holder harmless from all damages, liabilities, losses, costs and expenses (including attorney’s fees) that Holder suffers as a result of Company’s breach of any obligation in this Agreement, or of the failure of any representation or warranty to be true when made or to continue to be true.

8. EVENTS OF DEFAULT. Each of the following events (“Events of Default”) shall constitute a default under this Agreement:

(i)       the Company fails to pay the Payment Amount when due, or any fees or any other amount payable hereunder when due, or the Holder is unable to collect any payment or debit of Company when due;

(ii) the Company fails to observe or perform any covenant or agreement made in this Agreement, or any representation, warranty, certification or statement made by the Company in, or delivered pursuant to, this Agreement shall prove to have been incorrect in any material respect when made (or when deemed made);

(iii)       the Company defaults under any agreement with any third party that, in Holder’s sole discretion, is material to its business or that constitutes a lease of real or personal property or that constitutes an agreement for the loan of money;

(iv)       a judgment or order for the payment of money is be rendered against the Company which continues unsatisfied and unstayed for a period of 10 calendar days;

(v)       there is filed against Company either (A) a federal tax lien in favor of the United States of America or of any political subdivision of the United States of America or (B) a state or local tax lien in favor of any state of the United States of America or any political subdivision of a state;

(vi)       the Company undergoes a change of control, meaning a new person or entity obtains a fifty percent (“50%”) or greater controlling or ownership interest;

(vii)       the Company commences a voluntary case or other proceeding, or consent to an involuntary case, seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property (collectively, “Bankruptcy Relief”), or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or legally dissolves, or ceases doing business as a going concern, or takes any corporate, partnership or limited liability company action to authorize any of the foregoing, or fails to take any action necessary to continue in good standing under the laws of the state of its organization;

(viii)       an involuntary case or other proceeding seeking Bankruptcy Relief shall be commenced against the Company and shall remain undismissed for a period of 60 days, or an order for relief shall be entered against the Company under any bankruptcy laws as now or hereafter in effect; or Company shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist; or Company (if a natural person) shall die;

(ix)       the Security Interest shall, for any reason (other than Holder's failure to renew the UCC financing statement), cease to be a first priority, perfected security interest in and to any Collateral;

(x)       the Company shall default under any of the Secured Obligations;

(xi)       any creditor of the Company takes any action to reclaim or repossess any portion of Company’s assets, or any creditor of the Company takes any action to levy upon, garnish, attach or execute upon any portion of Company’s assets;

(xii)       the person who executes this Agreement on behalf of Company dies or is legally declared to be incompetent; and

(xiii)       any event occurs that would cause any lien creditor, as that term is defined in section 9-102 of the UCC, to take priority over the security interest created under the Agreement.

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9. SECURITY INTEREST; RIGHTS AND REMEDIES OF THE HOLDER.

(a)       The Company grants a Security Interest in the Collateral to the Holder to secure the payment or performance of the Secured Obligations.

(b)       (i) The Company hereby represents and warrants that (A) the Security Interest constitutes a valid security interest under the UCC securing the Secured Obligations; and (B) when UCC financing statements shall have been filed in the appropriate filing office, the Security Interest shall constitute a perfected security interest in the Collateral, prior to all other Liens and rights of others therein and (C) the Company has rights in, and marketable title to, the Collateral;(ii) The Company covenants that it shall not (a) change its name, identity or corporate structure, or (b) its jurisdiction of organization, unless it shall have given Holder prior written notice and delivered an opinion of counsel with respect to the continued perfected Security Interest. The Company shall not in any event change the jurisdiction of incorporation or transfer any assets (to a subsidiary or otherwise) if such change would cause the Security Interest in such Collateral to lapse or cease to be perfected; and (iii) The Company covenants that it shall, from time to time, at its expense, take such action that may be necessary or desirable, or that Holder may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interest, or to enable Holder to exercise or enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral.

(c)       The Company agrees that Holder may file any financing statement, lien entry form or other document that Holder requires in order to perfect, amend or continue Holder’s security interest in the Collateral.

(d)       If an Event of Default occurs, then at any time thereafter, Holder may exercise all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised). Holder may be the purchaser of any or all of the Collateral sold at any public sale. The Company will perform all actions as Holder in its sole discretion deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Collateral shall be delivered, assigned and transferred to Holder. At any such sale, Holder shall hold the Collateral free from any claim or right, and the Company, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. By way of example, and not by way of limitation, Holder may exercise any one or more of the following rights and remedies, immediately and without prior notice:

(i) Holder may declare the entire outstanding Repayment Amount immediately due and payable;

(ii) Holder may set off and charge against any deposit accounts of Company or Guarantor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of Company or Guarantor) which at any time shall come into the possession or custody or under the control of Holder (including, without limitation the Business Account) or any of its agents, Affiliates or correspondents, any and all obligations due hereunder;

(iii) Holder may debit, via ACH, from the Business Account any amounts due or accelerated;

(iv) Holder may require the Company to deliver to Holder all or any portion of the Collateral and certificates of title or documents relating to the Collateral;

(v) Holder may require the Company to assemble all or any portion of the Collateral and certificates of title or documents relating to the Collateral and make it available to Holder at a time and place designated by Holder;

(vi) Holder may enter the Company’s property to take possession of and remove all or any portion of the Collateral and certificates of title or documents relating to the Collateral (including other goods not covered by this Agreement), provided that such entry can be accomplished without a breach of the peace and provided further that Holder makes reasonable efforts to return goods not covered by this Agreement to the Company after repossession;

(vii) Holder may sell, lease, transfer, or otherwise deal with the Collateral or proceeds hereof in Holder’s own name or that of Company. Holder may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Holder will give Company, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any Person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least 10 calendar days before the time of the sale or disposition.

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(viii) Holder may have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Secured Obligations. The receiver may serve without bond if permitted by law. Holder's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Secured Obligations by a substantial amount. Employment by Holder shall not disqualify a person from serving as a receiver.

(ix) Holder may collect the payments, rents, income, and revenues from the Collateral. Holder may at any time in Holder's discretion transfer any Collateral into Holder’s own name or that of Holder’s nominee and receive the payments; rents, income and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as Holder may determine, insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Holder may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize on the Collateral as Holder may determine, whether or not any amount included within the Obligations is then due. For these purposes, Holder may, on behalf of and in the name of Company, receive, open and dispose of mail addressed to Company, change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment or storage of any Collateral. To facilitate collections, Holder may notify account debtors and obligors on any Collateral to make payments directly to Holder.

(x) If Holder chooses to sell any or all of the Collateral, Holder may obtain a judgment against Company for any deficiency remaining on the Secured Obligations due to Holder after application of all amounts received from the exercise of the rights provided in this Agreement. Company shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper. (xi) Holder shall have all the rights and remedies of a secured creditor under the provisions of the UCC, as amended from time to time. Holder shall have and may exercise any and all other rights and remedies it may have available at law, in equity or otherwise.

(xii) If Company fails to obtain or maintain any required insurance, then in addition to such failure being an Event of Default, Holder may obtain such insurance at Company’s expense.

(xiii) If any action or proceeding is commenced that would materially affect Holder’s interest in the Collateral or if Company fails to comply with any provision of this Agreement including but not limited to Company’s failure to discharge or pay when due any amounts Company is required to discharge or pay under this Agreement, Holder on Company’s behalf may (but shall not be obligated to) take any action that Holder deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.

(xiv) In the event of any Event of Default and/or acceleration of this Agreement by the Holder pursuant to Section 9(d), the Company shall pay to Holder the outstanding balance of the Repayment Amount owing hereunder, provided, Holder may debit, via ACH, such amount from the Business Account, plus deduct an amount for reimbursement of Holder’s expenses (including collection, court and attorney’s fees) plus interest on such expenses at a rate of fifteen percent (15%) per annum, or the highest rate permitted by applicable law, whichever shall be less. In addition, the Holder shall have all remedies permitted at law, equity, or by statute for such breach, in addition to all the remedies outlined herein being cumulative and not exclusive.

(xv) The Company hereby irrevocably appoints Holder its true and lawful attorney, said appointment being coupled with an interest, with full power of substitution, in the name of the Company for the sole use and benefit of Holder, but at the Company’s expense, to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all of the following powers with respect to all or any of the Collateral: (A) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof; (B) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto; (C) to sell, transfer, assign or otherwise deal in or with the same or the Proceeds thereof, as if Holder were the absolute owner thereof, and (D) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; provided that Holder shall give the Company not less than 10 calendar days’ prior written notice of the time and place of any sale or other disposition of any of the Collateral, except any Collateral which is perishable, threatens to decline speedily in value or is customarily sold on a recognized market. The Company agrees that such notice constitutes “reasonable notification” within the meaning of Section 9-610(b) of the UCC.

(e)       All expenses of Holder taken in exercising its rights and remedies under this Section 9 shall be deemed Additional Expenses. Additional Expenses will be added to the Company’s obligations under this Agreement and, at Holder’s option, will: (i) be payable on demand; (ii) be added to the balance of the Secured Obligations and be apportioned among and be payable with any installment payments to become due during the remaining term of the Secured Obligations; or

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(iii) be treated as a balloon payment that will be due and payable on the Maturity Date.

(f)       If Company fails to preserve the Collateral, or sell, offer to sell, transfer or otherwise dispose of any or all of the Collateral without Holder’s prior written authorization, Holder at its sole discretion, may declare the entire outstanding Repayment Amount immediately due and payable and, in addition to any other rights and remedies available to Holder at law, in equity or otherwise, impose a default fee in the amount of five thousand dollars ($5,000) to Company, payable immediately, upon demand.

(g)       Except as may be prohibited by applicable law, all of Holder’s rights and remedies, whether evidenced by this Agreement, any related documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Holder to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Company under the Agreement, after Company’s failure to perform, shall not affect Holder’s right to declare a default or to exercise its remedies.

10.       REPLACEMENT OF NOTE. Upon receipt by the Company of notice from Holder of the loss, theft, destruction or mutilation of this Agreement, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Agreement, the Company shall within three (3) business days after receipt of such notice, make and deliver to Holder a replacement note of upon identical terms and conditions, and dated as of the date, hereof.

11.       FURTHER ASSURANCES. Company agrees to execute any further documents, and to take any further actions requested by Holder to evidence or perfect the Security Interest, to maintain the first priority of the Security Interest, or to effectuate the rights granted to Holder herein or in any of the documents or agreements comprising the Secured Obligations. Company shall have possession of the Collateral except where otherwise provided in this Agreement or where Holder chooses to perfect its security interest by possession or control.

12.       FINANCIAL INFORMATION. Company and Guarantor(s) hereby represent and warrant that all information provided by or on their or any signing principal’s behalf to Holder in connection with or pursuant to this agreement is true, complete and accurate. Company and Guarantor(s) shall furnish Holder, such information, from time to time, as may be requested for the purpose of deciding whether to approve or for any update or renewal, extension of credit or other lawful purpose. Company also agrees that Holder may release information to comply with governmental reporting or legal process that Holder believes may be required, whether or not such is in fact required, or when necessary completing a transaction, or when investigating a loss or potential loss.

13.       NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) 5 Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) 1 day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such address or facsimile number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

14.       SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the execution hereof, and shall remain in effect until full repayment and performance by Company of all the Secured Obligations.

15.       NON-EXCLUSIVITY AND WAIVER OF RIGHTS. No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

16.       ASSIGNMENT. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Company may not assign this Agreement or any rights or duties hereunder and any prohibited assignment shall be absolutely void. No consent to an assignment by Holder shall release Company from its obligations. Holder may assign this Agreement and its rights and duties hereunder and no consent or approval by Company is required in connection with any such assignment. Holder reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Holder’s rights and benefits hereunder. In connection with any assignment or participation, Holder may disclose all documents and information that Holder now or hereafter may have relating to Company or Company’s business. To the extent that Holder assigns its rights and obligations hereunder to another party, Holder thereafter shall be released from such assigned obligations to Company and such assignment shall affect a novation between Company and such other party.

17.       ASSIGNEES TO BE BOUND. This Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Holder and shall bind all persons who become bound as a debtor to this Agreement.

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18.       WAIVERS, CONSENTS AND COVENANTS. Company, any indorser or guarantor hereof (individually an "Obligor" and collectively "Obligors" for purposes of this paragraph) and each of them jointly and severally:

(a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Agreement, any indorsement or guaranty of this Agreement, or any other documents executed in connection with this Agreement or any other Agreement or other loan documents now or hereafter executed in connection with any obligation of Company to Holder (the "Loan Documents" for purposes of this paragraph);

(b) consent to all delays, extensions, renewals or other modifications of this Agreement or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Holder of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Holder, or any indulgence shown by Holder (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Holder shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Holder of, or otherwise affect, any of Holder's rights under this Agreement, under any indorsement or guaranty of this Agreement or under any of the Loan Documents; and

(c) agree to pay, on demand, all costs and expenses of collection or defense of this Agreement or of any indorsement or guaranty hereof and/or the enforcement or defense of Holder's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

19.       GUARANTY. Guarantor hereby unconditionally guarantees the full and punctual payment of the Repayment Amount, and the full and punctual payment of all other amounts payable by the Company under this Agreement. Upon failure by the Company to pay punctually any such amount, Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. The obligations of Guarantor hereunder shall be unconditional and bsolute and shall not be released or discharged until the Repayment Amount or any other amount payable by the Company under this Agreement shall have been paid in full. Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. Guarantor waives notice of acceptance of the guaranty and notice of defaults by the Company, and consents to any extension or extensions of the time or times of the payment of the Obligations, or any portion thereof, and to any change in form, or renewal at any time, of such Obligations, or any part thereof, or to any evidence thereof taken at any time by Holder. If acceleration of the time for payment of any amount payable under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Company, such amount shall nonetheless be payable by Guarantor hereunder forthwith on demand by Holder.

20. WAIVERS BY GUARANTOR.

(a)       Guarantor waives notice of acceptance of this Guaranty, notice of any liabilities or obligations including, without limitation, the Secured Obligations, to which it may apply, presentment, demand for payment, protest, notice of dishonor or nonpayment of any liabilities, notice of intent to accelerate, notice of acceleration, and notice of any suit or the taking of other action by Holder against Company, Guarantor or any other person, any applicable statute of limitations and any other notice to any party liable on any loan document evidencing the Secured Obligations and this Agreement (including Guarantor).

(b)       Each Guarantor also hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against Company that arises hereunder and/or from the performance by any other Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Holder against Company or against any security which Holder now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

(c)       Guarantor also waives the benefits of any provision of law requiring that Holder exhaust any right or remedy, or take any action, against Company, any Guarantor, any other person and/or property including but not limited to the provisions of the California Civil Code Sections 2845, 2849 and 2850, inclusive, as amended, or otherwise. This is a guaranty of payment and not of collection.

(d)       Holder may at any time and from time to time without notice to Guarantor (except as required by law), without incurring responsibility to Guarantor, without impairing, releasing or otherwise affecting the obligations of Guarantor, in whole or in part, and without the indorsement or execution by Guarantor of any additional consent, waiver or guaranty:

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(i) change the manner, place or terms of payment, or change or extend the time of or renew, or change any interest rate or alter any liability or obligation or installment thereof, or any security therefor;

(ii) loan additional monies or extend additional credit to Company, with or without security, thereby creating new liabilities or obligations the payment or performance of which shall be guaranteed hereunder, and the Guaranty herein made shall apply to the liabilities and obligations as so changed, extended, surrendered, realized upon or otherwise altered;

(iii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the liabilities or obligations and any offset there against;

(iv) exercise or refrain from exercising any rights against Company or others (including Guarantor) or act or refrain from acting in any other manner;

(v) settle or compromise any liability or obligation or any security therefor and subordinate the payment of all or any part thereof to the payment of any liability or obligation of any other parties primarily or secondarily liable on any of the liabilities or obligations;

(vi) release or compromise any liability of Guarantor hereunder or any liability or obligation of any other parties primarily or secondarily liable on any of the liabilities or obligations; or

(vii) apply any sums from any sources to any liability without regard to any liabilities remaining unpaid. The phrases "liabilities" and "obligations" as used herein shall include, without limitation, the Secured Obligations and this Agreement.

21. ARBITRATION. READ THIS PROVISION CAREFULLY AS IT AFFECTS YOUR RIGHT TO A JURY TRIAL. Any and all disputes, claims or controversies by any party hereto, arising out of or in connection with this Agreement, no matter how described, pleaded or styled, including claims arising in tort and/or in contract, shall be decided exclusively and finally by binding arbitration. THERE SHALL BE NO RIGHT TO A JURY TRIAL. The arbitration hearing shall be conducted at a location within twenty (20) miles of Company’s business address at the time of such arbitration, or, if Company has no business address at the time of the arbitration, then within twenty (20) miles of Company’s business address as specified in this Agreement. The arbitration shall be conducted before the American Arbitration Association (the “AAA”), pursuant to the AAA Commercial Arbitration Rules. The “AAA” Commercial Arbitration Rules are available online at www.adr.org, can be also obtained by phone at 1-800-778-7879, by mail at 1633 Broadway, 10th Floor, New York, New York 10019 or upon written request sent to Holder. The arbitration shall be conducted by one neutral arbitrator appointed by the AAA. The arbitrator shall have actual experience in and knowledge of merchant financing transactions to the greatest extent practicable, unless the parties agree otherwise. The arbitrator shall have the authority to award any monetary and nonmonetary relief otherwise available to either party in an action otherwise prosecuted in court, including injunctive and other provisional relief. Notwithstanding the foregoing, either party shall have the right to apply to any court of competent jurisdiction (subject to Paragraph 23 of this Agreement) for provisional relief of any kind, provided however that the final decision on any controversies or disputes between the parties shall be decided by the arbitrator. Judgment on the arbitration award may be entered by any court of competent jurisdiction, notwithstanding Paragraph 23 of this Agreement. The cost of initiating the arbitration and the arbitrator’s compensation (but not fees and costs of Company’s counsel, if any) shall be paid by Holder.

The parties hereto acknowledge and agree that this arbitration shall be solely between the parties to this agreement and no class arbitration or other representative action may be undertaken by the arbitrator. The parties further agree that the Federal Arbitration Act and related federal law shall govern the interpretation, implementation and enforcement of this Paragraph 21 to the fullest extent possible, to the exclusion of all otherwise potentially applicable state law, regardless of the location of the arbitration proceedings or the nature of the disputes or controversies between the parties to this Agreement.

Company may elect to opt out of this arbitration provision by sending written notice to Holder. Such written notice must be received by Holder before 5:00 p.m. Eastern Time on the tenth (10th) calendar day after this Agreement is executed, or such notice shall be of no force and effect. The foregoing time limit shall be strictly construed. Opting out of this arbitration provision shall not terminate the Agreement or otherwise affect in any way any of the other rights and obligations of the parties hereto under the terms of the Agreement.

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22 PARTIAL INVALIDITY. Any term or provision of this Agreement shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Agreement. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Agreement or any agreement incorporated herein by reference or referenced herein to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

23. ATTORNEYS' FEES AND COLLECTION COSTS. To the extent not prohibited by applicable law, Company shall pay to Holder on demand any and all expenses, including, but not limited to, collection costs, all attorneys' fees and expenses, and all other expenses which may be expended by Holder to obtain or enforce payment of Obligations either as against Company or any guarantor or surety of Company or in the prosecution or defense of any action or concerning any matter growing out of or connected with this Agreement, the Collateral, or any of Holder’s rights therein or thereto, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by Holder in connection with the administration, supervision, protection or realization on any security held by Holder for the debt secured hereby, whether such security was granted by Company or by any other person primarily or secondarily liable (with or without recourse) with respect to such debt; and all costs and expenses incurred by Holder in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Holder in connection therewith, which amounts shall be considered advances to protect Holder’s security, and shall be secured hereby. All such costs and expenses shall be deemed Additional Expenses.

24.       EXECUTION IN COUNTERPARTS AND BY FACSIMILE. This Agreement may be executed in two or more counterparts, each of which counterparts by original or facsimile signature, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

25.       APPLICABLE LAW, VENUE AND JURISDICTION. This Agreement and the rights and obligations of Company and Holder shall be governed by and interpreted in accordance with the law of the State of California. In any litigation in connection with or to enforce this Agreement or any indorsement or guaranty of this Agreement or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of California or the United States located within the State of California and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Holder from complying with applicable law (including any and all rules, regulations, interpretations, and determinations of any applicable state or federal regulatory agency), bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. Company waives any requirement of personal service of process. Any summons and complaint shall be deemed properly served and shall confer personal jurisdiction over Company if served by registered mail or by certified mail.

26.       INTERPRETATION. Paragraph and section headings used in this Agreement are for convenience only, and shall not effect the construction of this Agreement. Neither this Agreement or any uncertainty or ambiguity herein shall be construed or resolved against Holder or Company, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

27.       JURY TRIAL WAIVER. To the extent that the provisions of Section 21 are not enforced for any reason, Company and Holder waive their right to a trial by jury of any claim or cause of action based upon, arising out of or related to the Agreement and all other documentation evidencing the Obligations, in any legal action or proceeding.

28.       CLASS ACTION WAIVER. Holder and Company waive any right to assert any claim against one another by means of any class action or representative action, whether as a class representative or as a member of a class. If, notwithstanding the foregoing waiver, a court or law permits a party to this Agreement to participate in a class or representative action, then the parties hereto nevertheless agree that the prevailing party shall not be entitled to recover attorneys’ fees or costs associated with pursuing the class or representative action, and the party who initiates or participates as a member of the class will not submit a claim or otherwise participate in any recovery secured through the class or representative action.

29.       AMENDMENTS AND WAIVERS. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by Holder.

30.       ENTIRE AGREEMENT. Any application company signed or otherwise submitted in connection with the loan, secured promissory note, irrevocable ACH debit authorization and any other documents required by Holder now or in the future in connection with this agreement are hereby incorporated into and made part of this Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

31.       TIME OF THE ESSENCE.

Time shall be of the essence of all of Company’s obligations hereunder.

The remaining space on this page is intentionally left blank

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You consent that your electronic signature on agreements and documents has the same legal and moral effect as if you signed such agreements and documents in ink, and will be deemed valid, authentic, enforceable and binding.

In Witness Whereof, the undersigned have executed this Agreement under seal as of the date first below written.

Company: Brown Book Shop, Inc. DBA Brown Technical Book Shop / Brown Book Shop

By: /s/ Steven Michael Plumb	By: Noah Isidore Davis

Name: Steven Michael Plumb	Name: Noah Isidore Davis

Title: President	Title: Vice President

Date: 6/14/2016	Date: 6/14/2016

Guarantor	Guarantor

By: /s/ Steven Michael Plumb	By: /s/ Noah Isidore Davis

Name: Steven Michael Plumb	Name: Steven Michael Plumb

Address: 5347 Paisley Street, Houston, TX, 77096	Address: 7703 Flax Drive, Houston, TX, 77071

Phone: 713-859-9792	Phone: 203-228-2339

Accepted:

Holder: BofI Federal Bank

By:___________________

Name: Daniel Hefner

Title: FVP, Head of Operations

          Specialty Finance & Strategic Partnerships

Date:

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DocuSign Envelope ID: 3137C4DE-8EEA-4792-9E9B-D27F2EE941D3

bfs capital
champions of small business

Phone: (866) 905-4334
Fax: (888) 307-6915

BUSINESS INFORMATION

Legal Business Name: Brown Book Shop, Inc.

DBA (if different): Brown Technical Book Shop / Brown Book Shop

Legal Entity: ☒ Corp ☐ LLC ☐ Sole Prop ☐ LP ☐ Other S corporation

Date Business Established: (MM/DD/YYYY): 6/01/1976

Business Classification: ☐ Retail ☐ Restaurant ☐ Services ☐ Manufacturer/Wholesaler ☐ Internet ☐ Mail Order/Telephone Order

Physical Address: 1517 San Jacinto Street Houston TX 77002

Mailing Address:

Business Phone: 713-652-3937 | Business Fax: 888-702-9019 | Mobile: 713-859-9792

E-Mail: noah@brownbookshop.com

Website: http://www.browntechnical.org

Tax ID Number or Business Number: 74-1873925

Terminal/POS Make/Model: none

Property Ownership: ☒ Lease ☐ Own | Years in Control: 40 | Months in Control: 1 | Products Sold: Books

Landlord / Mortgage Company Name: Finkelstein Partners, LTD

Landlord Contact Name: Tony

Landlord / Mortgage Company Phone: 713-654-0144

Rent / Mortgage Payment: $ 0

Has the business or any principal ever filed for Bankruptcy Protection? ☐ Yes ☐ No

Are there any pending, threatened, or recently filed claims, judgments or tax liens against the business or any principals? ☐ Yes ☐ No

COMPANY INFORMATION

Average Monthly Card Sales: $ | Total Monthly Sales: $ | Annual Gross Sales: $

Desired Funding Amount: $

Use of Funds: Inventory

Current Loan/Advance Balance? ☐ Yes: *Balance $____________ Held With: ____________ ☐ No Current Loan/Advance

OWNER / PRINCIPAL INFORMATION

Name: Steven Michael Plumb | Title: President | % of Ownership: 50%

Home Address: 5347 Paisley Street Houston TX 77096

Home Phone:

Cell Phone: 713-859-9792

E-Mail Address:

Date of Birth (MM/DD/YY): 6/15/1959

Social Security or Social Insurance#: 458-25-0976

Drivers License #: 08387966

Drivers License State or Province of Issuance: TX

OWNER / PRINCIPAL INFORMATION

Name: Noah Isidore Davis | Title: Vice President | % of Ownership: 50%

Home Address: 7703 Flax Drive Houston TX 77071

Home Phone:

Cell Phone: 203-228-2339

E-Mail Address:

Date of Birth (MM/DD/YY): 11/17/1981

Social Security or Social Insurance#: 454-59-2339

Drivers License #: 37959492

Drivers License State or Province of Issuance: TX

By signing below, the Merchant and its Owners / Principals certify that all information and documents submitted in connection with this Application are true, correct and complete. Additionally, authorize Business Financial Services, Inc. DBA BFS Capital or any of its agents, partners, and affiliates to (1) obtain and use non-business consumer credit reports and any other information regarding the Merchant and its Owners and Principals from third parties, to verify any information provided on the Application; and (2) to obtain the 12 most recent monthly reports detailing Merchant's payment card processing activity from its card processor or any agent or other third party utilized by that processor to authorize, clear and/or settle payment card payments. The products offered by BFS Capital can be either Business Loans or Merchant Cash Advances. These Products are not consumer loans. Business Loans provided by third parties and subject to lender approval.

Owner/Principal Signature: DocuSigned by: Steven Michael Plumb C8F2907B1F5C439...

Print Name: Steven Michael Plumb

Owner/Principal Signature: DocuSigned by: [signature] C8F2907B1F5C439...

Print Name: Noah Isidore Davis

Page 1 of 1

Merchant Application Rev. 092015

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DocuSign Envelope ID: 3137C4DE-8EEA-4792-9E9B-D27F2EE941D3

Rev. 01/2016

FACTS	WHAT DOES BUSINESS FINANCIAL SERVICES, INC. DBA BFS CAPITAL DO WITH YOUR PERSONAL INFORMATION?
Why?	Business Financial Services, Inc. DBA BFS Capital chooses how they share your personal information. The law gives individuals the right to limit some but not all sharing. We would like to inform you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?	The personal information we collect and share depends on the product or service you have with us. This information can include: ▪ Social Security number ▪ Balances ▪ Transaction History
How?	Business Financial Services, Inc. DBA BFS Capital needs to share customers' personal information to run their everyday business. In the section below, we list the reasons Business Financial Services, Inc. DBA BFS Capital can share their customers' personal information and whether you can limit this sharing.

Reasons we can share your personal information	Does Business Financial Services, Inc. DBA BFS Capital share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations	Yes	No
For our marketing purposes – to offer our products and services to you	Yes	No
For joint marketing with other companies	Yes	Yes
For our affiliates' everyday business purposes – information about your transactions and experiences	Yes	No
For our affiliates to market to you	No	We don't share
For non-affiliates to market to you	No	We don't share

To limit our sharing	▪ Call 1.866.905.4334 ▪ Visit us online: http://www.bfscapital.com/bfs-privacy-notice ▪ Email privacy@bfscapital.com **Please note:** If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice. However, you can contact us at any time to limit our sharing.
Questions?	Call 1.866.905.4334 or go to http://www.bfscapital.com/bfs-privacy-notice

BFS Privacy Notice Rev. 012016

15

DocuSign Envelope ID: 3137C4DE-8EEA-4792-9E9B-D27F2EE941D3

Who we are	
Who is providing this notice?	Business Financial Services, Inc. DBA BFS Capital
What we do	
How does Business Financial Services, Inc. protect my personal information?	The security of your personal information is important to us. We follow generally accepted industry standards to protect the personal information submitted to us. We restrict access to your personal information to our employees who need to know that information to provide your products and services.
How does Business Financial Services, Inc. collect my personal information?	We collect your personal information, for example, when you apply for any of our products We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.
Why can't I limit all sharing?	You have the right to limit only ▪ sharing for affiliates' everyday business purposes ▪ affiliates from using your information to market to you ▪ sharing for non-affiliates to market to you See below for more on your rights under state law.
Definitions	
Affiliates	Companies related by common ownership or control.
Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ▪ Business Financial Services, Inc. DBA BFS Capital does not share with non-affiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ▪ Our joint marketing partners include finance companies

BFS Privacy Notice Rev. 012016

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